UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2025

Angel Studios, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-56642	46-5217451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 W Center St. Provo, UT 84601
(Address of principal executive offices)

(760) 933-8437
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Special Meeting

On September 5, 2025, Angel Studios, Inc., a Delaware corporation (“Angel Studios”) convened a special meeting of stockholders (the “Special Meeting”) for the purposes of considering and voting upon the following proposals, each of which is described in further detail in the definitive joint proxy statement/prospectus filed by Angel Studios with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2025, as amended or supplemented from time to time:

Proposal No. 1: The Business Combination Proposal - a proposal to approve and adopt the Agreement and Plan of Merger, dated as of September 11, 2024, by and among Southport Acquisition Corporation, a Delaware corporation (“Southport”), Sigma Merger Sub, Inc., a Delaware corporation and Angel Studios, as amended by Amendment No. 1, dated as of February 14, 2025 (such proposal, the “Business Combination Proposal”); and

Proposal No. 2: The Adjournment Proposal - a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of the Business Combination Proposal at the Special Meeting (such proposal, the “Adjournment Proposal”).

Holders of 10,772,182 shares of Angel Studios’ Class A Common Stock, 1,250,021 shares of Angel Studios’ Class B Common Stock, 3,036,175 shares of the Class C Common Stock and 9,525,962 shares of Angel Studios’ Class F Common Stock, in each case, held of record as of August 1, 2025 (the “Record Date”), were present in person or by proxy at the Special Meeting, representing approximately 95.704% of the voting power of Angel Studios’ Class A Common Stock, approximately 40.901% of the voting power of Angel Studios’ Class B Common Stock, approximately 66.595% of the voting power of Angel Studios’ Class C Common Stock and approximately 96.884% of the voting power of Angel Studios’ Class F Common Stock, and 85.876% of the shares of Angel Studios’ Common Stock outstanding, in each case, as of the Record Date, and constituting a quorum for the transaction of business.

A summary of the voting results at the Special Meeting is set forth below. Each of the proposals voted on at the Special Meeting was approved.

Proposal No. 1: The Business Combination Proposal

The voting results for the Business Combination Proposal were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAIN
171,940,607	1,065,027	272,416

SHARES FOR	SHARES AGAINST	SHARES ABSTAIN
24,549,107	27,849	7,384

Proposal No. 2: The Adjournment Proposal

The voting results for the Adjournment Proposal were as follows:

SHARES FOR	SHARES AGAINST	SHARES ABSTAIN
24,510,915	45,166	28,259

Item 7.01 Regulation FD Disclosure.

Following the completion of the business combination between Southport and Angel Studios, the combined company is expected to operate as “Angel Studios, Inc.”, and shares of its common stock are expected to begin trading the morning of September 11, 2025 on the New York Stock Exchange under the ticker symbol “ANGX.”

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Angel Studios and Southport. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Southport’s and Angel Studios’ annual reports on Form 10-K, respectively, and quarterly reports on Form 10-Q, the Registration Statement filed on Form S-4 in connection with the transaction, including those under “Risk Factors” therein, and other documents filed by Southport and Angel Studios from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Angel Studios and Southport assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Angel Studios nor Southport gives any assurance that either Angel Studios or Southport, or the combined company, will achieve its expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGEL STUDIOS, INC.

Date: September 5, 2025	By:	/s/ Scott Klossner
Scott Klossner
Chief Financial Officer